Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) pertaining to Mer Telemanagement Solutions Ltd. of our report dated March 25, 2010 with respect to the consolidated financial statements of Mer Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2009.

                                                                                                          /s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel                                                                           KOST FORER GABBAY & KASIERER
March  25, 2010                                                                           A Member of Ernst & Young Global